EXHIBIT 10.50

                         REAL ESTATE PURCHASE AGREEMENT


         THIS REAL ESTATE PURCHASE AGREEMENT is made and entered as the 15th day of October, 1996, by and between (i) GRAYLYN SHOPPING CENTER ASSOCIATES, L.P., a Delaware limited partnership (hereinafter referred to as "Seller") and (ii) FIRST WASHINGTON REALTY LIMITED PARTNERSHIP or its assignees (hereinafter referred to as "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Seller is the record and beneficial owner of all that certain real property containing acres and located in Brandywine, New Castle County, Delaware, as more particularly described on Exhibit A attached hereto (the "Land") together with a shopping center containing approximately 65,746 square feet as shown on "Exhibit A" attached hereto and all other buildings and improvements situated thereon (collectively, the "Building"), all personal property and fixtures located therein (the "Personalty"), and all appurtenances, rights, easements, rights-of-way, tenements and hereditaments incident thereto (the "Additional Property") (the Land, Building, Personalty and Additional Property are hereinafter collectively referred to as the "Property"); and

         WHEREAS, Purchaser desires to purchase the Property from Seller and Seller desires to sell and transfer the same to Purchaser.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Purchase and Sale. Purchaser agrees to buy and Seller agrees to sell and convey the Property for and in consideration of the purchase price and upon the terms and conditions set forth herein.

         2. Purchase Price. The purchase price for the Property (the "Purchase Price") shall be Seven Million Two Hundred Thousand Dollars ($7,200,000.00), payable at Closing (as hereinafter defined) in cash, cashier's check, certified check or bank wire transfer.

         3. Deposit.

                  (a) Within three (3) days after the date of delivery to Purchaser of an original of this Agreement executed by Seller, together with completed Exhibits hereto (the date of such delivery by Seller being the "Acceptance Date"), Purchaser shall deliver to Commercial Settlements, Inc., 1413 K Street, N.W., Washington, DC 20005 (the "Title Company"), as escrow agent, a deposit (the "Initial Deposit") of One Hundred

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Thousand  Dollars  ($100,000.00)  by a check  payable to the Title  Company.  If
Purchaser shall fail to deliver the Initial Deposit when required to do so, this Agreement shall become null and void and the parties hereto shall be relieved of all further liability and obligation to each other.

                  (b) Within three (3) days after the end of the Feasibility Period (as defined in Section 13(b)), Purchaser shall deliver to the Title Company, as escrow agent, an additional deposit (the "Additional Deposit") of Fifty Thousand Dollars ($50,000.00) by check payable to the Title Company.

                  (c) The Initial Deposit and Additional Deposit and all accrued interest thereon are hereinafter referred to collectively as the "Deposit". The Title Company will immediately provide Seller with written evidence of receipt of such Deposit. The Title Company shall place the Deposit in an interest-bearing account within three (3) days after the date of receipt thereof, and interest on the Deposit shall accrue to the benefit of Purchaser. The Deposit shall be held by the Title Company pursuant to the terms and conditions of this Agreement.

                  (d) In the event that, at any time prior to Closing, Seller or Purchaser provides Title Company with a certification (a copy of which shall be delivered contemporaneously to the other party) that the Seller or Purchaser, as the case may be, is entitled to the Deposit pursuant to the terms of this Agreement, Title Company shall deliver the Deposit to such party within seven
(7) business days after receipt of said notice, unless the other party disputes such certification by written notice to Title Company (a copy of which shall be delivered contemporaneously to the other party) delivered within five (5) business days of Title Company's receipt of the initial certification. In such event, Title Company shall hold the Deposit pending resolution of such dispute.

                  (e) The parties acknowledge that Title Company is acting solely as a stakeholder at their request and for their convenience, that Title Company shall not be deemed to be the agent of either of the parties, and Title Company shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard to this Agreement or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Title Company harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Title Company's duties hereunder, except with respect to actions or omissions taken or suffered by Title Company in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Title Company.



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         4.  Closing.  Except  as  otherwise  provided  in this  Agreement,  the purchase and sale contemplated herein shall be consummated at the "Closing", which shall take place on the date (the "Closing Date") specified by Purchaser on not less than ten (10) days notice to Seller, provided that the Closing Date shall not be later than sixty (60) days after the end of the Feasibility Period (as defined and described in Section 13(b) hereof). The Closing shall take place at the offices of the Purchaser, or at such other place as may mutually agreed upon by Seller and Purchaser and in no event shall occur prior to 1/1/97.

         5. Representations and Warranties of Seller. In order to induce Purchaser to enter into this Agreement and to purchase the Property, Seller hereby makes the following representations and warranties, each of which is material and shall, together with all covenants, agreements and indemnities set forth in or made pursuant to this Agreement, survive Closing, notwithstanding any investigation at any time made by or on behalf of Purchaser:

                  (a) Authority of Seller. Seller is a limited partnership duly organized and existing and in good standing under the laws of the State of Delaware. Seller has all necessary power and authority and has taken all necessary partnership or corporate action to execute, deliver and perform this Agreement and consummate all of the transactions contemplated by this Agreement. This Agreement is the valid and binding obligation of Seller, enforceable against it in accordance with its terms.

                  (b) Title. Seller is the sole owner of fee simple title to the Property with the authority to sell and convey the Property to Purchaser without the consent of any other party, and such title is marketable and good of record and free and clear of all liens, encumbrances, covenants, conditions, restrictions and other matters affecting title, except for the Permitted Exceptions (as defined in Section 8(a)(iii)).

                  (c) Compliance with Existing Laws. To the best of Seller's knowledge, Seller is not in violation of, and has complied with, any and all applicable building, zoning, environmental or other ordinances, statutes or regulations of any governmental agency, in respect to the ownership, use, maintenance, condition and operation of the Property or any part thereof. To the best of Seller's knowledge, Seller possesses all licenses, certificates, permits and authorizations necessary for the use and operation of the Property in the manner in which it is currently being operated by Seller, and the requisite certificates of the fire marshalls or board of fire underwriters have been issued for the Property. To the best of Seller's knowledge, the Building and all related facilities are now in conformance with all applicable zoning laws and no variance, exception or other modification of such laws was necessary in order to authorize the use or occupancy of any portion thereof.



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                  (d) Leases.  True,  correct and complete  copies of all of the leases of the Property and any amendments thereto (collectively, the "Leases") have been delivered to Purchaser. Attached hereto as Exhibit B is a description of all of the Leases and a current rent schedule ("Rent Schedule") covering the Leases. There are no leases or tenancies of any space in the Property other than those set forth in Exhibit B or any subleases or subtenancies unless otherwise noted therein. Except as otherwise set forth in Exhibit B or elsewhere in this
Agreement:

                           (i) The  Leases  are in full  force  and  effect  and
                  constitute a legal, valid and binding obligation of Seller and are assignable by Seller to Purchaser;

                           (ii)  no  tenant  has  an  option  to  purchase   the
                  Property;

                           (iii) no  renewal  or  expansion  options  have  been
                  granted to the tenants, except as provided in the Leases;

                           (iv) to the best of Seller's knowledge, Seller is not
                  in default under the Leases;

                           (v) the  rents  set  forth on the Rent  Schedule  are
                  being collected on a current basis and there are no arrearages in excess of one month nor has any tenant paid any rent, additional rent or other charge of any nature for a period of more than thirty (30) days in advance;

                           (vi) all work for tenant  alterations  and other work
                  or materials contracted for by Seller and any tenant has been completed by Seller, and all work and materials have been fully paid for;

                           (viii) Seller has not sent written notice to any tenant claiming that such tenant is in default, which default remains uncured, and to the best of Seller's knowledge, no tenant is in default under its Lease;

                           (ix) no action or proceeding instituted against Seller by any tenant is presently pending in any court; and

                           (x) there are no security  deposits  other than those
                  set forth in Exhibit B.

                  (e) Service Contracts. Attached hereto as Exhibit C is a complete and correct list of all contracts or agreements relating to the management, leasing, operation, maintenance or repair of the Property (the "Service Contracts"). True and correct copies of all of the Service Contracts have been delivered to Purchaser. No

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Service Contract which Purchaser  agrees to assume will be terminated,  amended, modified or supplemented prior to the Closing Date without Purchaser's prior written approval.

                  (f) Tax Bills. Attached hereto as Exhibit D are true and correct copies of tax bills issued by any applicable federal, state or local governmental authority to Seller with respect to the Property for the most recent past and current tax years, and any new assessment received with respect to a current or future tax year.

                  (g) Insurance. The Property is insured for its replacement value against loss or damage sustained as a result of fire or other casualty. Attached hereto as Exhibit E are copies of all hazard, liability and other insurance certificates presently affording coverage with respect to the Property. Seller shall maintain in full force and effect all such policies until the Closing Date and shall cause its insurer to name Purchaser as an additional insured as a contract party on its rent loss policy with respect to the Property.

                  (h) Condition. Possession of Property shall be delivered to Purchaser at Closing in "as is, where is" condition as of the date of Purchaser's execution of this Agreement. Seller has no knowledge of any material defect in the condition of the Property, the structural elements thereof or the mechanical systems therein.

                  (i) Tenant Estoppel. Seller represents and warrants that it shall use its best efforts to obtain and deliver to Purchaser within thirty (30) days after the Acceptance Date, a tenant estoppel letter in the form attached hereto as Exhibit F (or such other customary form as reasonably required by Purchaser's mortgage lender within 30 days after delivery of such document to Seller) from each of the tenants of the Property. Seller hereby agrees that Purchaser shall have full participation in connection with the procurement of said tenant estoppel letter(s).

                  (j) Condemnation Proceedings. No condemnation or eminent domain proceedings are pending or, to the best of Seller's knowledge, threatened against the Property or any part thereof, and Seller has made no commitments to and has received no notice, oral or written, of the desire of any public authority or other entity to take or use the Property or any part thereof whether temporarily or permanently, for easements, rights-of-way, or other public or quasi-public purposes.

                  (k) Litigation. No litigation is pending or, to the best of Seller's knowledge, threatened, including administrative actions or orders relating to governmental regulations, affecting the Property or any part thereof or Seller's right to sell the Property.



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                  (l) No Defaults.  Neither the execution of this  Agreement nor the consummation of the transactions contemplated hereby will to the best of Seller's knowledge: (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which Seller is a party or by which the Property is bound, (ii) violate any restriction, requirement, covenant or condition to which the Seller is subject or by which the Property is bound, (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order, or (iv) result in the cancellation of any contract or lease pertaining to the Property.

                  (m) Entrances. To the best of Seller's knowledge, all driveway entrances to the Land are permanent, and no special access or other permits from governmental authorities or from any private parties are required to operate and maintain such driveway entrances. To the best of Seller's knowledge, access to any portion of the Land is not obtained from adjoining public roads by means of easements, rights-of-way or licenses across lands or premises not included within the Property.

                  (n) Separate Tax Lot and Subdivision. To the best of Seller's knowledge, the Land is the subject of a separate subdivision, and the Land is assessed for tax purposes as a separate and distinct parcel.

                  (o) Hazardous Waste. Except as otherwise disclosed in "Exhibit F-1", Seller has no knowledge of any discharge, spillage, uncontrolled loss, seepage or filtration (a "Spill") of oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance (as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, or in any other applicable federal, state or local laws, ordinances, rules or regulations relating to protection of public health, safety or the environment, as such laws may be amended from time to time) at, upon, under or within the Land or any contiguous real estate. Seller has not caused or permitted to occur, and shall not permit to exist any condition which may cause a Spill at, upon, under or within the Land or any contiguous real estate. To the best of Seller's knowledge, there is no proceeding or action pending or threatened by any person or governmental agency regarding the environmental condition of the Property. The Building is totally free of asbestos.

                  (p) Certificates of Occupancy. Attached hereto as Exhibit G are true and correct copies of the certificates of occupancy for all of the Property. Seller will not amend such certificates and will maintain them in full force and effect.

                  (q) Licenses and Permits. All licenses and permits have been issued to Seller by all applicable governmental authorities which are necessary for the ownership, management and operation of the Property (the "Licenses"). Seller has

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received  no notice,  nor has any  knowledge,  that it is lacking  any  required permit or license.

                  (r) Operating Statements. Attached hereto as Exhibit H are true and correct operating statements of the Property for 1993, 1994, 1995 and the indicated portion of 1996. These statements were prepared in accordance with generally accepted accounting principles consistently applied except as noted. There has been no adverse change in the Property or the operation thereof which would materially adversely affect the economic condition of the Property. Also attached as Exhibit H is a copy of the 1996 operating budget detailed as to amounts by month and operating department in reasonably sufficient detail.

                  (s) Utilities. To the best of Seller's knowledge, adequate, usable public sewers, public water facilities, gas and electrical facilities necessary to the operation of the Property are installed in and are duly connected to the Property and can be used without any charge except the normal deposits, if any, and usual metered utility charges and sewer charges.

                  (t) Personal Property. Attached hereto as Exhibit I is a true, correct and complete inventory of all personal property ("Personal Property"), if any, used in the management, maintenance and operation of the Property (other than trade fixtures or personal property of tenants).

                  (u) Leasing Commissions. There are, and at Closing shall be, no outstanding or contingent leasing commissions or fees payable with respect to the Property.

                  (v) Flood Plain. To the best of Seller's knowledge, the Land is not located in a flood plain.

         6. Obligations of Seller Pending Closing. From and after the date of this Agreement through the Closing Date, Seller covenants and agrees as follows:

                  (a) Maintenance and Operation of Premises. Seller will cause the Property to be maintained in its present order and condition, normal wear and tear excepted, and will cause the continuation of the normal operation thereof, including the purchase and replacement of fixtures and equipment, and the continuation of the normal practice with respect to maintenance and repairs so that the Property will, except for normal wear and tear, be in substantially the same condition on the Closing Date as of the Acceptance Date.

                  (b) Licenses. Seller shall use it best efforts to preserve in force all Licenses and to cause those expiring to be renewed.

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                  (c) Changes in Representations.  Seller shall notify Purchaser promptly, and Purchaser shall notify Seller promptly, if either becomes aware of any occurrence prior to the Closing Date which would make any of its representations, warranties or covenants contained herein not true in any material respect.

                  (d) Obligations as to Leases. Except as set forth in Paragraph 11(e), Seller shall not, without Purchaser's prior written consent, amend, modify, renew or extend any Lease in any respect unless required by law, or enter into new leases or approve any assignment of leases or subletting of leased space, or terminate any Lease. Seller hereby further agrees that if any space is vacant on the Closing Date, Purchaser shall accept the Property subject to such vacancy, provided that the vacancy was not permitted or created by Seller in violation of any restrictions contained in this Agreement. Prior to Closing, Seller shall not apply all or any part of the security deposit of any tenant unless such tenant has vacated the Property.

         7. Representations and Warranties of Purchaser. In order to induce Seller to enter into this Agreement and to sell the Property, Purchaser hereby makes the following representations and warranties, each of which is material and shall survive Closing, notwithstanding any investigation at any time made by or on behalf of Seller:

                  (a) Authority of Purchaser. Purchaser is a limited partnership duly organized and existing and in good standing under the laws of the State of Maryland. Subject to the approval of the Board of Directors of FWRT, Purchaser has all necessary power and authority to execute, deliver and perform this Agreement and consummate all of the transactions contemplated by this Agreement. Subject to the approval of the Board of Directors of FWRT, this Agreement is the valid and binding obligation of Purchaser, enforceable against it in accordance with its terms.

                  (b) No Defaults. To the best of Seller's knowledge, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which Purchaser is a party, (ii) violate any restriction, requirement, covenant or condition to which the Purchaser is subject, and (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order.

         8. Conditions Precedent to Closing.

                  (a)  It  shall  be  a  condition   precedent  of   Purchaser's
obligation to make a full settlement hereunder that each and every one of the following conditions shall exist on the Closing Date:



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                           (i)   Representations   and   Warranties.    Seller's
                  representations and warranties hereunder shall be true and correct in the same manner and with the same effect as though such representations and warranties had been made on and as of the Closing.

                          (ii) Zoning.  No proceedings shall have occurred or be
                  pending  to  change,   redesignate   or  redefine  the  zoning
                  classification of the Property to a more restrictive classification than presently exists on the date of Purchaser's execution of this Agreement.

                          (iii) Title. Title to the Property shall be marketable, good of record, and insurable by the Title Company at standard rates or less, pursuant to a full coverage ALTA Form-B (Rev. 1970 and 1984) owner's title insurance policy in the amount of the Purchase Price (or an unconditional commitment therefor) without any exceptions ("Printed form" or otherwise) other than the Permitted Exceptions, and in addition, providing affirmative coverage satisfactory to Purchaser insuring against any mechanic's or materialmen's lien arising from goods, labor or materials provided to the Property prior to the Closing Date. The "Permitted Exceptions" are:

                                    (A) the lien of current  real  estate  taxes
                           and special assessments not yet due and payable; and

                                    (B)  such  other   matters   which  are  not
                           unacceptable to Purchaser under this subsection B. Promptly after the date of execution of this Agreement by Seller, Purchaser shall request an interim title binder from the Title Company and within fifteen (15) days after receipt thereof shall notify Seller of all exceptions to title to the Property which are unacceptable to Purchaser, in its sole discretion. Seller shall act diligently, and its sole expense, to correct such conditions at least thirty (30) days prior the Closing Date. If such conditions are not corrected by thirty (30) days prior to the Closing Date hereunder, Purchaser, in addition to any other rights it may have, shall have the right and option (i) to terminate this Agreement, or (ii) to extend the Closing Date for a period not to exceed six (6) months until such time as Seller has corrected such defects, or (iii) to close on the purchase of the Property and waive such defects in title. In the event of termination of this Agreement, Seller and Purchaser shall be relieved of all liabilities under this Agreement and the Deposit shall be returned to Purchaser.


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                          (iv) Existing  Mortgages.  Seller shall have delivered
                  to the Title Company such releases or other instruments necessary to release of record and beneficially any and all existing mortgages, deeds of trust, financing statements or other security documents affecting the Property (collectively, the "Existing Mortgages") or assurances that same will be produced upon, and in return for, payment of such obligations at Closing.

                           (v) Employees.  Seller shall terminate the employment
                  of all persons employed in connection with the Property.

                          (vi) Leasing Brokerage and Property Management Agreements. Seller shall have terminated any and all leasing brokerage and property management agreements with respect to the Property effective as of the Closing. All responsibility for dealings with any such brokers, including the payment of any claims (if deemed warranted by Seller) shall be the sole responsibility of Seller. Seller agrees that it will indemnify and hold Purchaser, its successors, assigns, partners, agents and employees, harmless against any such claims and/or losses which might be incurred by such indemnitees in connection with any additional and/or contingent leasing commissions or fees or management fees. The provisions of this subparagraph (vi) shall survive Closing.

                           (vii)  Performance  by  Seller.   Seller  shall  have
                  complied with and not be in breach of any of its covenants or obligations under this Agreement.

                        (viii) Tenant Estoppels. Purchaser shall have received a
                  tenant estoppel letter substantially in the form attached hereto as Exhibit F from each of the tenants of the Property (or in such form as required by Purchaser's mortgage lender), confirming the information set forth in the Lease and Rent Schedule attached hereto as Exhibit B, and any subordination and attornment agreements required by Purchaser's mortgage lender.

                          (ix) FWRT Board  Approval.  The Board of  Directors of
                  FWRT shall have approved this Agreement and the transactions contemplated hereby. In the event that the aforesaid condition is not satisfied by the end of the Feasibility Period, Purchaser may elect to terminate this Agreement by giving Seller written notice thereof within one (1) day after the end of the Feasibility Period in which event the Deposit and any interest thereon shall be returned to Purchaser and neither party shall have any further obligations or liabilities to the other.


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                  (b) Failure of  Condition.  In the event of the failure by the
Closing Date of any condition precedent set forth above, except for the FWRT Board approval, which shall be satisfied or waived by the first day following the Feasibility Period, then Purchaser, at its sole election, may (a) terminate this Agreement, in which event the Deposit and any interest thereon shall be returned to Purchaser and, except as otherwise provided in Paragraph 16 hereof, neither party shall have any further obligations or liabilities to the other; or
(b) proceed to Closing and avail itself of any legal or equitable remedy Purchaser may have except as to any default of Seller waived in writing by Purchaser on or before the Closing Date, and except as to any default of Seller which is not a result of a material misrepresentation, fraud, wrongful refusal to close or willful misconduct of Seller which legal remedy therefor shall be limited to specific performance; or (c) extend the Closing Date for such reasonable time period as may be determined by Purchaser (but in no event for more than three (3) months from the Closing Date then in effect) in order to permit the satisfaction of any condition precedent not so fulfilled.

         9. Seller's Deliveries. Seller shall execute, acknowledge and deliver to Purchaser at the Closing the following documents, dated on the Closing Date:

                  (a) a special warranty deed, in form and substance satisfactory to Purchaser and Title Company, conveying good and marketable fee simple title to the Property, free and clear of all liens, encumbrances, easements and restrictions of every nature and description, except for the Permitted Exceptions;

                  (b) a bill of sale which shall convey to Purchaser good title to all the Personalty, free and clear of all liens and encumbrances;

                  (c)  an   affidavit   setting   forth  that  all  of  Seller's
representations and warranties are true and correct in all material respects on the Closing Date;

                  (d) an assignment of the Leases and security deposits, together with all originally executed Leases, and the security deposits shall be paid to Purchaser;

                  (e) an assignment of Licenses, permits and Service Contracts, if any, which are to be assumed by Purchaser at Purchaser's request, together with the originally executed Service Contracts which are to be assumed;

                  (f) a schedule updating the Rent Schedule and setting forth all arrearages in rents and all prepayments of rents;

                  (g) copies of books, records, operating reports, files and other materials related to the ownership, use and operation of the Property, to the extent that any exist and are in the possession of Seller, which obligation shall survive Closing;

                  (h) Tenant estoppel letters and subordination and attornment agreements from each tenant of the Property dated within thirty (30) days of Closing to the extent and, in the form required by Purchaser's lender;

                  (i) an original letter executed by Seller advising the tenants of the sale of the Property to Purchaser and directing that rents and other payments thereafter be sent to Purchaser or as Purchaser may direct;

                  (j) possession of the Property in the condition required by this Agreement, and the keys therefore;

                  (k) the Certification of Non-foreign Status as provided in Treas. Reg. 1.1445-2T(b)(2)(iii)(B) or in any other form as may be required by the Internal Revenue Code or the regulations issued thereunder;

                  (l) such other customary items and instruments as shall be required by the Title Company in connection with the issuance of its title insurance policy to Purchaser pursuant to Section 8(a)(iii) (including customary Seller's or owner's affidavit) or as shall be reasonably requested by counsel to Purchaser and consistent with the terms of this Agreement;

                  (m) any and all documents necessary to release the letter of credit and/or cash constituting the Deposit from escrow with the Title Company and to have said letter of credit and/or cash returned to Purchaser; and

                  (n) any other documents required by this Agreement to be delivered by Seller.

         10. Purchaser's Performance. At Closing, simultaneously with the deliveries of Seller pursuant to the provisions of Paragraph 9, Purchaser shall pay to Seller the Purchase Price in the manner specified in Paragraph 2, whereupon the Deposit, and any interest accrued thereon, shall be returned to Purchaser by the Title Company or, at the option of Purchaser, shall be applied against the payment of Purchase Price.

         11. Settlement Charges; Prorations and Adjustments. Purchaser shall pay for the title examination, the title insurance premium, notary fees and other such charges incident to Closing. The cost of preparation of the deed for the Property shall be borne by Seller. Any real estate transfer and recording fees and taxes and documentary stamps in connection with this transaction shall be borne equally by Seller and by Purchaser. Purchaser and Seller shall each pay its own legal fees related to the preparation of this Agreement and all documents required to settle the transaction contemplated hereby. In addition to the foregoing, at the Closing, the following adjustments and prorations shall be computed as of the Closing Date and the Purchase Price shall be adjusted to reflect such prorations, as follows:

                  (a) Taxes. Real estate and personal property taxes shall be apportioned as of the Closing Date.

                  (b) Assessments. All special assessments and other similar charges which have become or may become a lien upon the Property or any part thereof at the Closing Date, whether or not same are then past due or are payable thereafter (in installments or otherwise), or which have been confirmed by a public authority at the Closing Date, shall, at Purchaser's option, either be paid in full by Seller at the Closing or credited against the cash portion of the Purchase Price and assumed by Purchaser.

                  (c) Rent. Rent for the month of Closing collected by Seller prior to Closing. If any tenant is in arrears in the payment of rent on the Closing Date, rents received from such tenant after the Closing shall be applied in the following order of priority: (a) first, to the payment of current rent then due; (b) second, to delinquent rent for any period after the Closing Date; and (c) third, to delinquent rent for any period prior to the Closing Date. Purchaser does not guarantee or undertake any obligation to sue or take other action for collection of arrearages in rents due from tenants as of the Closing Date. If rents or any portion thereof received by Seller or Purchaser after the Closing Date are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fee, costs and expenses of collection thereof, shall be promptly paid to the other party, which obligation shall survive the Closing.

                           If any tenants are required to pay percentage  rents,
escalation charges for real estate taxes, operating expenses, cost-of-living adjustments or other charges of a similar nature ("Additional Rents") and any Additional Rents are collected by Purchaser after the Closing which are attributable in whole or in part to any period prior to the Closing, then
Purchaser shall promptly pay to Seller Seller's proportionate share thereof, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, if and when the tenant paying the same has made all payments of rents and Additional Rent then due to Purchaser pursuant to the tenant's Lease, which obligation shall survive the Closing.

                  (d) Miscellaneous. All other charges and fees customarily prorated and adjusted in similar transactions, including utilities, insurance premiums and charges for Service Contracts to be assumed by Purchaser, shall be prorated as of the Closing Date. In the event that accurate prorations and other adjustments cannot be made at Closing because current bills are not obtainable or the amount to be adjusted is not yet ascertainable (as, for example, in the case of utility bills) the parties shall prorate on the best available information, subject to further adjustment promptly upon receipt of the final bill or upon completion of final computations. Seller agrees that an appropriate amount in respect of water consumption charges may be held in escrow by the Title Company in connection with its issuance of a title insurance policy to Purchaser. Seller shall use its best efforts to have all utility meters read on the Closing Date so as to accurately determine its share of current utility bills. If any claims or liabilities are asserted at any time subsequent to Closing against the Property or the Purchaser, which were not taken into consideration for adjustment hereunder, including without limitation, claims by governmental agencies, and if such claims or liabilities are based upon or arise out of any occurrence prior to Closing or any act or omission by Seller, Seller shall satisfy such claims or liabilities and shall indemnify and hold Purchaser harmless therefrom.

                  (e) Vacancy Adjustments. Seller acknowledges that the tenant spaces at the Property formerly occupied by White Robbins Real Estate (2,800 square feet at $14.50/s.f. NNN) and Graylyn Liquors (1,600 square feet at $17.00/s.f. NNN) are vacant (collectively referred to herein as the "Vacant Spaces"). Prior to Closing, Seller shall use reasonable efforts to relet these two (2) tenant spaces at rents equal to or greater than the rents reflected in the parentheticals above (collectively referred to as the "Threshold Rents") and shall incur any and all costs and expenses associated with such reletting (including without limitation tenant improvement costs and allowances and leasing commissions). In the event that either or both of the Vacant Spaces are leased prior to Closing at a rental rate less than the Threshold Rents set forth herein, Purchaser and Seller agree that the Purchase Price shall be reduced by an amount based upon a ten percent (10%) capitalization rate for the income differential between the Threshold Rent(s) and the actual rent. In the event that either or both the Vacant Spaces are not leased prior to Closing, Purchaser and Seller agree that the Purchase Price shall be reduced by an amount equal to one years' rent (using the Threshold Rents (and the NNN pass-throughs)) plus $10.00 per square foot for tenant improvements/allowances and leasing commissions, or, in the alternative at Seller's option, Seller may guarantee for the one (1) year period after Closing the Threshold Rents (including the NNN pass-throughs) and tenant improvement and leasing commissions at $10.00 per square foot for such unleased vacant spaces by posting such amount in an escrow account.

         12. Risk of Loss. The risk of loss or damage to the Property by fire or other casualty until recordation of the deed of conveyance shall be borne by Seller. If prior to Closing (i) condemnation proceedings are commenced against all or any portion of the Property, or (ii) if the Property is damaged by fire or other casualty to the extent that the cost of repairing such damage shall be One Hundred Thousand Dollars ($100,000.00) or more, or (iii) if the Property is damaged by an uninsured risk; or (iv) the Property becomes subject to litigation which may deprive Purchaser of any material benefit to which it would become entitled pursuant to this Agreement, then Purchaser shall have the right, upon notice in writing to the Seller delivered within thirty (30) days after actual notice of such condemnation or fire or other casualty or litigation, to terminate this Agreement, and thereupon the parties shall be released and discharged from any further obligations to each other and the discharged from any further obligations to each other and the Deposit shall be refunded to Purchaser. If Purchaser does not elect to terminate this Agreement or in the event of fire or other casualty not giving rise to a right to terminate this Agreement by Purchaser, the Closing Date shall be postponed until not later than sixty (60) days following the date (the "Determination Date") on which the condemnation becomes final or the amount, if any, of insurance proceeds payable on account of such fire or other casualty is determined or such litigation is reduced to final judgment or settled. The Closing shall be held after thirty
(30) days and prior to sixty (60) days following the Determination Date upon at least ten (10) days prior written notice from Purchaser to Seller, and the Purchaser Price shall not be reduced except as hereinafter set forth, but Purchaser shall be entitled to an assignment of all of Seller's share of the proceeds of fire or other casualty insurance and rent insurance proceeds payable with respect to the period after Closing or of the condemnation award, as the case may be, and Seller shall have no obligation to repair or restore the Property; provided, however, that the Purchase Price shall be reduced by an amount equal to the sum of (a) the "deductible" applied by Seller's insurance policy, or (c) if Seller is self-insured, the cost of repairing such damage. Purchaser shall have the right to participate in the negotiation and settlement of any litigation, casualty or condemnation-related claim.

         13. Inspection of Property.

                  (a) Purchaser's Right of Inspection. Purchaser shall have the right, at its own risk, cost and expense, at any time or times prior to Closing, to enter, or cause its agents or representatives to enter, upon the Property for the purpose of making surveys, or any tests, investigations and/or studies relating to the Property or Purchaser's intended acquisition thereof which Purchaser deems appropriate, in its sole discretion, during reasonable hours and upon reasonable notice to Seller. Purchaser shall further have complete access to all documentation, agreements and other information in the possession of Seller related to the ownership, use and operation of the Property, to the extent it is readily available to Seller, and shall have the right to make copies of same.

                  (b) Feasibility Period. Any other provisions of this Agreement to the contrary notwithstanding, Purchaser may, prior to the expiration of sixty
(60) days after the Acceptance Date (such 60-day period herein referred to as the "Feasibility Period"), cause at Purchaser's sole cost and expense, such boring, engineering, economic, water, sanitary and storm sewer, utilities, topographic, structural, environmental and other tests, investigations, market studies and other studies as Purchaser shall elect. Notwithstanding the preceding sentence, purchaser shall not initiate or perform any subsurface environmental investigation without Seller's prior consent which consent shall not be unreasonably withheld or delayed. In the event that any of such tests, investigations and/or studies indicate, in Purchaser's sole discretion, that Purchaser's plans for the Property would not be feasible, then Purchaser shall have the right, at its sole election on or before the last day of the Feasibility Period, to terminate this Agreement by giving written notice thereof to Seller, in which event this Agreement shall terminate, the Deposit shall be returned to Purchaser and neither party shall have any further liabilities or obligations to each other. Purchaser shall be liable for any damage to real or personal property or injuries to persons caused by Purchaser's actions in studying the Property during the Feasibility Period, and Purchaser agrees to indemnify Seller against any and all loss, cost, expense, damage and liability incurred as a result thereof. In the event Purchaser, in its sole discretion, decides to terminate this Agreement, Purchaser agrees to provide Seller with copies of those materials, studies and reports which Purchaser has undertaken during the Feasibility Period and which Purchaser is authorized to provide to Seller.

                  (c) Audit. Seller hereby agrees to allow its books and records related to the Property to be audited (at Purchaser's sole expense) by an independent, certified public accounting firm selected by Purchaser, and Seller will cooperate and cause its employees and other agents to cooperate in such auditing process. Purchaser shall provide Seller with prior notice of such audit and execute a confidentiality agreement at Seller's request.

         14. Indemnifications.

                  (a) Indemnification by Seller. Seller hereby indemnifies and agrees to defend and hold harmless Purchaser and its partners and subsidiaries, and any officer, director, employee or agent of any of them, and their respective successors and assigns, from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by Purchaser or the Property, or any part thereof, whether before or after the Closing Date, as a result of, on account of or arising from (a) any breach of any covenant, representation, warranty or agreement on the part of Seller made herein or in any instrument or document delivered pursuant to this Agreement, and/or (b) any obligation, claims, suit, liability, contract, agreement, debt or encumbrance or other occurrence (other than encumbrances expressly approved by Purchaser) created, arising or accruing prior to the Closing Date, regardless of when asserted and relating to the Property or its operations.

                  (b) Seller's  Environmental  Indemnity.  For a period of three
(3) years from Closing, Seller hereby indemnifies and agrees to defend and hold harmless Purchaser and its partners and subsidiaries, and any officer, director, employee or agent of any of them, and their respective successors and assigns, from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by any indemnitee, directly or indirectly, relating to the presence of Hazardous Materials on the Property at Closing, or the removal of Hazardous Materials from the Property prior to Closing, including any claim as a result of any governmental action, action by a third party or actions taken by such indemnitees based upon advice of a recognized environmental authority to the effect that action may need to be taken to avoid, reduce or limit any indemnitees exposure to liability or the risk of injury or damage of persons or property.

                  (c) Indemnification by Purchaser. Purchaser hereby indemnifies and agrees to defend and hold harmless Seller and its partners and subsidiaries, and any officer, director, employee or agent of any of them, and their respective successors and assigns, from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by Seller as a result of, on account of or arising from (a) any breach of any covenant, representation, warranty or agreement on the part of Purchaser made herein or in any instrument or document delivered pursuant to this Agreement, and/or (b) any obligation, claims, suit, liability, contract, agreement, debt or encumbrance or other occurrence created, arising or accruing after the Closing Date and relating to the Property or its operations.

         15. Brokerage Commission. Purchaser and Seller each recognize LRA Realty Advisors (the "Broker") as the sole agent for this transaction. Any commission due the Broker in connection with this transaction shall be paid by Seller pursuant to a separate agreement with the Broker. Purchaser shall not be obligated to pay for any commission or fee to the Broker. Seller and Purchaser represent and warrant to each other that no other brokerage fee or real estate commission is or shall be due or owing in connection with this transaction, and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other broker or agent so claiming based on action or alleged action of the other.

         16. Default Provisions; Remedies.

                  (a) Purchaser's Default. If Purchaser fails to consummate the purchase and sale contemplated herein when required to do so pursuant to the provisions hereof, then the Title Company shall deliver the Deposit to Seller as full and complete liquidated damages, and as the exclusive and sole right and remedy of Seller, whereupon this Agreement shall terminate and neither party shall have any further obligations or liabilities to any other party.

                  (b) Seller's Default. Except for any breaches waived in writing by Purchaser, if Seller has breached any of its covenants or obligations under this Agreement or has failed, refused or is unable to consummate the purchase and sale contemplated herein by the Closing Date or if any of the representations and warranties made by Seller under this Agreement shall be inaccurate or incorrect in any material respect, then Purchaser shall be entitled to (i) waive such breach, default or failure, (ii) extend the Closing for such reasonable time or times as may be necessary in order to enable Seller to remedy such breach, default or failure, (iii) terminate this Contract and obtain the return of the Deposit, and/or (iv) as its sole and exclusive remedy, institute proceedings in any court of competent jurisdiction to specifically enforce the performance by Seller of the terms of this Agreement (and if Purchaser is successful in obtaining such specific performance, Seller shall indemnify Purchaser for all of Purchaser's costs and expenses, including without limitation reasonable attorney's fees and court costs). Notwithstanding the foregoing, if Seller's default is as a result of a material misrepresentation, fraud, wrongful refusal to close, or willful misconduct by Seller, then Purchaser may also recover from Seller the damages actually incurred by Purchaser as a result of that default including, but not limited to, reasonable attorney's fees.

         17.  Miscellaneous Provisions.

                  (a) Tax Deferred Like-Kind Exchange.

                           (i) Notwithstanding  anything contained herein to the
                  contrary, in accordance with the terms set forth herein, Seller shall be entitled, at its option, to structure the transfer of the Property to Purchaser as part of a tax-deferred "like-kind" exchange under Section 1031 of the Internal Revenue Code of 1986. In this event, Seller will not receive the consideration otherwise contemplated by this Agreement but will instead receive, in whole or in part, other real estate.

                           (ii) If Seller  desires to effectuate a  tax-deferred
                  exchange as aforesaid, Seller shall so notify Purchaser not later than the date which is ten (10) days prior to Closing. In this event, Purchaser shall nonetheless receive title to the Property at Closing and shall at Closing provide only the cash consideration contemplated by this Agreement. Furthermore, although Purchaser will reasonably cooperate with Seller to help Seller accomplish a tax-deferred like-kind exchange, by so cooperating, Purchaser shall incur no extra expenses, no delays, and no extra risks. Furthermore, neither Purchaser nor Purchaser's legal counsel makes any representations or warranties to Seller concerning the tax consequences of Seller's actions in this regard. Apart from the obligation to provide the consideration, Purchaser shall have no obligation or liability whatsoever in connection with the like-kind exchange and Seller shall indemnify and hold Purchaser harmless from any damages, liability and claims, including reasonable attorney's fees, paid or incurred by Purchaser in connection therewith.

                  (b) Completeness and Modification. This Agreement (together with Exhibits A to I attached hereto) with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. This Agreement shall not be modified or amended except by an instrument in writing signed by all of the parties hereto.

                  (c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

                  (d) Assignment. This Agreement shall be freely assignable by Purchaser, without the consent of Seller. This Agreement shall not be assignable by Seller.

                  (e) Waiver; Modification. Failure by Purchaser or Seller to insist upon or enforce any of its rights hereto shall not constitute a waiver or modification thereof.

                  (f) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

                  (g) Headings. The headings are herein used for convenience or reference only and shall not be deemed to vary the content of this Agreement or the covenants, agreements, representations and warranties herein set forth, or the scope of any provision hereof.

                  (h) Continuing Documentation and Access. From and after Closing, Seller shall afford Purchaser reasonable access to any and all information in its possession concerning the ownership, use and operation of the Property (including the right to copy same at the expense of Purchaser) for purposes of any tax examination or audit or other similar purpose, subject to the agreements of Purchaser concerning confidentiality set forth herein.

                  (i) All Warranties Joint and Several. Each and every warranty, covenant, undertaking and agreement of Seller hereunder shall be deemed a joint and several warranty, covenant, undertaking and agreement of each person and entity collectively comprising the Seller.

                  (j) Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

                  (k) Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered or mailed by first-class registered or certified mail, return receipt requested, postage prepaid or delivered by commercial courier, telecopy or overnight courier (e.g., Federal Express), against receipt, to the addresses indicated below:

                           (i)      if to Purchaser:

                                    First Washington Realty Limited Partnership
                                    4350 East-West Highway, Suite 400
                                    Bethesda, MD  20814
                                    Attn:  William J. Wolfe
                                    Telecopy:  (301) 907-4911

                                    with a copy to:

                                    Jeffrey S. Distenfeld, Esquire
                                    First Washington Realty Limited Partnership
                                    4350 East-West Highway, Suite 400
                                    Bethesda, MD  20814
                                    Telecopy:  (301) 907-4911

                          (ii)      if to Seller:

                                    Graylyn Shopping Center Associates, L.P.
                                    800 Delaware Avenue
                                    Wilmington, DE 19801
                                    Attn:   Ernest F. Delle Donne
                                    Telecopy:  (302) 652-7140

                                    with a copy to:

                                    J.P. Collins, Esq.
                                    Delle Donne & Associates, Inc.
                                    800 Delaware Avenue
                                    Wilmington, DE 19801
                                    Telecopy: (302) 652-7140

                           Such  notice  shall be  deemed  given  ont he date of
receipt by the addressee or the date receipt would have been effectuated if delivery were not refused. Each party may designate a new address by written notice to the other in accordance with this Paragraph 17(k).

                  (l) Business Days. A "business day" shall be Mondays through Fridays, less and expecting all legal holidays observed by the United States Government or the Government of the State of Maryland. Any date specified in this Agreement which does not fall on a business day shall be automatically extended until the first business day after such date.

         IN WITNESS WHEREOF, the parties hereto have executed this Real Estate Purchase Agreement as of the day and year first written above.

                                   PURCHASER:

                                   FIRST WASHINGTON REALTY
                                   LIMITED PARTNERSHIP

                                   By:      First Washington Realty Trust, Inc.,
WITNESS:                                    Its general partner


--------------------------                  By:  /s/
                                                 -------------------------------
                                                 Stuart D. Halpert
                                                 Chairman of the Board

                                    Date of execution by
                                    Purchaser:   May 6 , 1996

                                    SELLER:

                                    GRAYLYN SHOPPING CENTER
WITNESS:                            ASSOCIATES, L.P.


--------------------------                 By:  /s/
                                                --------------------------------
                                                Name: Ernest F. Della Donne
                                                Title:    General Partner

                                     Date of execution by
                                     Seller:   October 15 , 1996

                          ACKNOWLEDGE BY TITLE COMPANY


         The undersigned Title Company executes this Real Estate Purchase Agreement solely to acknowledge receipt of the Deposit pursuant to Paragraph 3 hereof and to evidence its agreement to serve as escrow agent pursuant to the terms of the foregoing Agreement.

                                              COMMERCIAL SETTLEMENTS, INC.


                                              By:  /s/
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                              Date:  October 18, 1996
                                                     ---------------------------

                                LIST OF EXHIBITS


EXHIBIT A.  Legal Description of Land                            Recitals

EXHIBIT B.  Leases and Rent Schedule                             Section 5(d)

EXHIBIT C.  Service Contracts                                    Section 5(e)

EXHIBIT D.  Tax Bills                                            Section 5(f)

EXHIBIT E.  Insurance Policies                                   Section 5(g)

EXHIBIT F.  Form of Tenant Estoppel                              Section 5(i)

EXHIBIT G.  Certificates of Occupancy                            Section 5(p)

EXHIBIT H.  Operating Statements and Operating Budget            Section 5(r)

EXHIBIT I.  Personal Property                                    Section 5(t)


          [Seller to Attach Foregoing at Acceptance of this Agreement]

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

                                    EXHIBIT B

                            LEASES AND RENT SCHEDULE

                                    EXHIBIT C

                                SERVICE CONTRACTS

                                    EXHIBIT D

                                    TAX BILLS

                                    EXHIBIT E

                               INSURANCE POLICIES

                                    EXHIBIT F
                            [Form of Tenant Estoppel]

                              ESTOPPEL CERTIFICATE


                                                                    , 199





         Re:
                  Lease with [name of Tenant]

Gentlemen:

         Please be advised that the undersigned tenant hereby certifies as of the date hereof as follows with respect to the Lease:

Name of Tenant:

Description of Leased Premises:

Date of Commencement of Lease:

Date of Termination of Lease:

Options to Renew:

Base Rental:  Annual Rental of $              , payable monthly in arrears.
                               ---------------

Tax Adjustments:  $                payable monthly in arrears
                  ----------------

Percentage Rent:

Common Area Maintenance Charges:  $

Tenant in possession of the premises under the Lease?:  Yes

The Lease is unmodified and in full force and effect except for modifications, listed by number and date on Exhibit A attached hereto.

Amount of rent paid in advance:  $

Amount of Security Deposit:  $

Compliance with Construction Requirements: Landlord has complied with all construction requirements of Tenant, and Tenant has accepted all of the leased premises under the Lease.

Tenant has not made any claims against Landlord and has no knowledge of any uncured default on the part of Landlord (If there is knowledge of any uncured default, please note and attach separate sheet).

Tenant's Right to Purchase: Tenant has no option or right in the nature of a right of first refusal to purchase or otherwise acquire any interest in the leased premises.

Tenant's Right of Premature Termination or Option to Renew: Tenant has no right to premature termination and no right or option to renew or extend the term beyond its present term and no option to lease additional space, except as expressly set forth in the Lease.

Anything in the Lease to the contrary notwithstanding, Tenant agrees that it will not terminate the Lease or withhold any rents due thereunder because of Landlord's default in the performance thereof until tenant has first given notice to Landlord and to the holder of any deed of trust specifying the nature of any such default by Landlord and allowing the said holder, at its option, thirty (30) days after date of such notice to cure the default, or a reasonable period of time in addition thereto if circumstances are such that the default cannot be cured within a thirty (30) day period.

Tenant agrees to subordinate the Lease to any deed of trust on the leased premises.

In the event of foreclosure, Tenant agrees to attorn to the purchaser of the leased premises at the foreclosure sale.

                                                     TENANT:

                                [Name of Tenant]


                                                     By:
                                      Name:
                                     Title:

STATE OF                            )
                                    )  ss:
COUNTY OF                           )

         Signed and sealed in my presence this      day of             , 199   .
                                               ----        ---------     ---




                                  Notary Public
                                                     [SEAL]

My Commission Expires:

                                    EXHIBIT G

                            CERTIFICATES OF OCCUPANCY

                                    EXHIBIT H

                    OPERATING STATEMENTS AND OPERATING BUDGET

                                    EXHIBIT I

                                PERSONAL PROPERTY

                                       -v-